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                                                                   EXHIBIT 23.4

                   [LETTERHEAD OF KPMG PEAT MARWICK LLP]



The Board of Directors
The Macerich Company:



We consent to the incorporation by reference in the registration statement (No. 33338721) on Form S-3 of the Macerich Company of our report dated December 19, 1996, with respect to the combined statement of revenues and certain expenses of Buenaventura Mall, Fresno Fashion Fair and Huntington Beach Mall for the year ended December 31, 1995, which report appears in the Form 8-K/A of the Macerich Company dated, February 27, 1997.



                                              /s/  KPMG Peat Marwick LLP

Los Angeles, California
December 19, 1997